FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2015
TIXFI INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-197094	46-4724127
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

6517 Palatine Ave. N
Seattle, WA 98103
(Address of principal executive offices)

Registrant's Telephone Number, including area code:  206-395-3549

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2015, the Company reported that Scott Abraham resigned his positions as Chief Executive Officer, Chief Financial Officer, Treasurer and member of the Board of Directors, effective January 7, 2015.  The Board of Directors had also accepted the resignation of Mr. Abraham as President, also effective on January 7, 2015.  The Company did not include such additional resignation in the Form 8-K filed on January 9, 2015.  All other information in the 8-K is unchanged.

The Company has provided a copy of the disclosures it is making herein to Mr. Abraham, and provided him with an opportunity to furnish the registrant as promptly as possible with a letter addressed to the registrant stating whether they agree with the statements made by the registrant in response to this Item 5.02, and, if not, stating the respects in which he does not agree. The Company will file any letter received as an exhibit to an amended 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name: Tixfi Inc.

Date: June 24, 2015	By:	/s/ Paula Martin
Name: Paula Martin
Title: CEO